SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             HI-LO AUTOMOTIVE, INC.
               (Name of Registrant as Specified in its Charter)

     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

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[HI/LO LOGO]
                                                         2575 W. BELLFORT
                                                         HOUSTON, TEXAS 77054
                                                         (713) 663-6700

HI-LO AUTOMOTIVE, INC.
                                                         PRESS RELEASE
FOR IMMEDIATE RELEASE                                    CONTACT:
                                                         Gary D. Walther
                                                         Chief Financial Officer
                                                         (713) 663-6700

      Houston, Texas - May 2, 1997. Hi-Lo Automotive, Inc. (NYSE-HLO) today announced that the Hwang Family Ltd. Partnership group has notified the Company that the partnership group no longer intends to solicit proxies for the election of its proposed nominees to the Company's Board of Directors. The Hwang partnership group had previously disclosed its intention to nominate and solicit proxies in favor of three dissident nominees.

      T. Michael Young, President and Chief Executive Officer, said, "We are pleased that the Hwang group has decided to forego this proxy contest. We have great confidence in Hi/LO's Board members, each of whom has been nominated for re-election at the 1997 Annual Meeting to be held May 20, 1997."

      Hi-Lo Automotive, Inc. sells automotive aftermarket parts, products and accessories to retail and commercial customers through its 189 stores in Texas, Louisiana and California.

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